                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                    YEAR ENDED DECEMBER 31,
                                                                 ------------------------------
                                                                  1994        1993       1992
                                                                 -------     ------     -------
                                                                   (IN THOUSANDS, EXCEPT PER
                                                                          SHARE DATA)
Average shares outstanding.....................................    8,447      8,295       8,265
Net effect of dilutive stock options, based on the treasury
  stock
  method.......................................................       77        130         158
                                                                 -------     ------     -------
          Total shares used in computation.....................    8,524      8,425       8,423
                                                                 =======     ======     =======
Income from continuing operations..............................  $13,285     $8,003     $ 4,141
Loss from discontinued operations, net of taxes................       --         --      (1,580)
                                                                 -------     ------     -------
Net income.....................................................  $13,285     $8,003     $ 2,561
                                                                 =======     ======     =======
Income (loss) per share:
  Continuing operations........................................  $  1.56     $ 0.95     $  0.49
  Discontinued operations......................................       --         --       (0.19)
                                                                 -------     ------     -------
  Net income...................................................  $  1.56     $ 0.95     $  0.30
                                                                 =======     ======     =======